Exhibit 99.1

Unaudited Financial Statements of Atlas Air Worldwide Holdings, Inc. for the three and nine month periods ended September 30, 2003

     The following consolidated financial statements of the Company were prepared by management for internal use and are unaudited and subject to change. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The accompanying unaudited consolidated financial statements have been prepared with the assumption that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flows to meet obligations on a timely basis, to negotiate new agreements with its aircraft lessors and debt providers, and to obtain additional financing in excess of that presently forecasted, should industry conditions not improve. The uncertainties relating to the Company’s restructuring efforts raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amount of recorded assets or the amount and classification of liabilities, other than a reclassification of its long-term debt as a current liability, that might result should the Company be unable to continue as a going concern. Nor do the financial statements make any provision for any additional costs or losses (including impairments), which may be incurred in connection with the possible return of leased or financed aircraft or the costs and other matters associated with the contemplated Chapter 11 bankruptcy filing.

     The Company’s financial statements as of September 30, 2003 and for the three and nine-month periods then ended have not been reviewed by our independent public accountants.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months	Nine Months
	Ended	Ended

	September 30, 2003

Revenues
Charter service	$117,559	$414,253
ACMI lease contracts	72,828	210,356
Scheduled service	130,018	351,505
Other revenue	5,773	28,720

Total operating revenue	326,178	1,004,834
Expenses
Salaries, wages and benefits	46,698	145,597
Maintenance, materials and repairs	51,178	155,216
Aircraft fuel	74,425	231,885
Aircraft rent	45,978	143,381
Ground handling	20,929	64,142
Landing fees and other rent	23,284	68,158
Employee travel	12,657	45,621
Depreciation	11,994	42,927
Special charges	6,523	26,223
Other	33,254	105,104

Total operating expense	326,920	1,028,254

Operating loss	(742)	(23,420)

Non-operating expenses
Interest income	870	3,032
Interest expense	(20,831)	(59,871)
Interest capitalized	243	434
Other, net	637	(1,287)

Total non-operating expenses	(19,081)	(57,692)

Net loss	$(19,823)	$(81,112)

Basic and diluted loss per share:
Net loss	$(0.52)	$(2.12)

See accompanying notes to consolidated financial statements.

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2003	2002

	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$160,768	$222,392
Short-term investments	—	30,967
Accounts receivable less allowance of $ 25,500 and $ 40,800	172,668	186,895
Recoverable income taxes	5,064	41,808
Prepaid expenses and other current assets	17,029	26,530

Total current assets	355,629	508,592
Property and Equipment
Flight equipment	799,619	708,254
Ground equipment	48,197	47,932
Less: accumulated depreciation	(54,072)	(35,501)

Property and equipment, net	793,744	720,685
Other Assets
Route acquisition costs	31,988	31,988
Deposits and other assets	147,873	166,573
Prepaid aircraft rent	93,483	94,958
Debt issuance costs, net of accumulated amortization of $27,600 and $24,600	13,383	16,520

Total Assets	$1,436,000	$1,539,316

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$44,036	$75,897
Accrued expenses and other accrued liabilities	151,259	174,320
Debt	956,589	930,642

Total current liabilities	1,151,884	1,188,659
Other Liabilities
Deferred gains	229,460	222,343
Accrued maintanence	47,467	46,185
Other liabilities	15,593	18,446

	292,520	286,974
Stockholders’ (Defficit) Equity
Preferred stock, $1 per value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 per value; 50,000,000 shares authorized; 36,377,504 and 38,320,033 shares issued	364	383
Treasury stock at cost; 1,050 and 48,057 shares	(4)	(135)
Additional paid-in capital	306,303	305,210
Accumulated deficit	(315,087)	(233,975)

	(8,404)	71,483

Total Liabilities and Stockholders’ (Deficit) Equity	$1,436,000	$1,539,316

See accompanying notes to consolidated financial statements.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

Nine Months Ended
September 30,
2003

(unaudited)
Cash Flow from Operating Activities:
Net loss	$(81,112)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	42,927
Common stock issued as compensation	220
Recognition of compensation from restricted stock units	157
Provision for doubtful accounts	10,479
Amortization of debt issuance cost and lease financing deferred gains	(10,911)
Other, net	1,258
Changes in operating assets and liabilities:
Accounts receivable and recoverable income taxes	40,492
Prepaids and other current assets	(33,293)
Deposits and other assets	(2,589)
Accounts payable and accrued liabilities	(5,042)

Net cash used by operating activities	(37,414)
Cash Flow from Investing Activities:
Capital expenditures, net	2,069
Proceeds from liquidation of investments	30,967

Net cash provided by investing activities	33,036
Cash Flow from Financing Activities
Payments on long-term debt and capital lease obligations	(57,246)

Net cash used for financing activities	(57,246)

Net decrease in cash	(61,624)
Cash at the beginning of period	222,392

Cash at end of period	$160,768

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Condensed Consolidated Financial Statements

Atlas Air Worldwide Holdings, Inc. is a holding company with two principal wholly-owned operating subsidiaries- Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar). Collectively, these entities are referred to as the “Company”. The Company provides cargo services throughout the world to major international airlines pursuant to contractual arrangements with its customers in which we provide the aircraft, crew, maintenance and insurance (“ACMI”). We also provide airport-to-airport scheduled air-cargo service, as well as commercial and military charter service. The principal markets we serve are Asia and the Pacific Rim from the United States and Europe and between South America and the United States.

The accompanying consolidated financial statements include the accounts of Atlas Air Worldwide Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and disclosure required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements include all adjustments (which consist of only normal recurring adjustments) necessary to present fairly the Company’s unaudited financial position as of September 30, 2003 and the results of its operations and cash flows for the interim periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year due to the seasonality of our business.

2. Financial Condition and Liquidity

The sustained weakness of the U.S. and international economies, coupled with the lingering impact of the September 11, 2001 terrorist attacks, have continued to have a negative impact on the demand for both passenger and cargo air services. As a result, we incurred a loss of $81.1 million and $19.8 million for the nine and three-month periods ended September 30, 2003, respectively, and as of September 30, 2003, we had an accumulated deficit of $315.1 million. In addition, at September 30, 2003, our financial statements reflect a working capital deficiency of $796.4 million in large part due to the reclassification of all debt to current as a result of our defaults thereon, described below.

Because of the resulting negative impact on the Company’s financial condition and cash position, we initiated a moratorium in March 2003 on substantially all of our 2003 debt and lease payments to provide time to negotiate restructured agreements with our significant creditors and lessors; however, the moratorium also caused the Company to be in default of substantially all of its debt and aircraft lease agreements. These defaults allowed the parties to these arrangements to exercise certain rights and remedies, including the right to demand immediate payment of such obligations and the right to repossess certain assets which include all of the Company’s owned and leased aircraft. However, the Company has been operating either under forbearance agreements or amended agreements with its major creditors and lessors pursuant to which the Company is making all required payments to such creditors and lessors as they become due.

Given the severity of the Company’s financial situation, we are developing and implementing a comprehensive plan to restructure our operations, aimed at achieving substantial cost reductions and restoring the long-term viability of the Company. These initiatives include, among others: (i) restructuring our aircraft related debt and lease obligations to reflect the reduced market values of the aircraft; (ii) negotiating concessions from our suppliers and vendors; (iii) streamlining our global flight operations; (iv) reducing the number of aircraft in service; and (v) reducing work force requirements. In addition, the November Plan contemplates the need for $50 million of DIP and exit financing. The Company has begun negotiations with potential sources of such financing.

In the event the Company is able to negotiate the necessary concessions and restructuring agreements with its major creditors, lessors and vendors and is able to secure the additional financing required under the November Plan, management contemplates that the restructuring agreements described above will be implemented through the filing and confirmation of a plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”).

While the Company has made substantial progress in negotiations with its creditors and lessors, we have not yet reached definitive agreements or secured the necessary additional financing which would provide us with a basis for a pre-negotiated reorganization under Chapter 11 of the Bankruptcy Code. As a result, at this time, it is not possible to predict accurately whether a Chapter 11 reorganization will be successful or if and when the Company will emerge from Chapter 11. The Company’s future results will depend, in part, on meeting our operating forecasts and projections, the timely and successful confirmation by the Bankruptcy Court of a Chapter 11 plan of reorganization and the Company’s ability to comply with the terms and conditions of restructured agreements as implemented through the plan of reorganization. Other negative factors that may impact the ongoing negotiations and the Company’s ability to successfully restructure its debt and lease obligations include, but are not limited to, the failure of the United States and global economies to recover, resulting in decreased demand for air cargo services, the effects of terrorist threats and activities, and increased competition from carriers with substantially lower cost structures than ours.

As a result of the complex nature of the proposed restructuring contemplated above, the Company cannot determine what values, if any, will be ascribed in the bankruptcy case to the Company’s existing equity and other securities. The restructuring could cause the Company’s existing equity and other securities to have substantially reduced or no value to their holders. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company’s securities.

The Company cannot assure that it will be able to successfully negotiate the necessary concessions from its creditors and lessors, arrange the additional financing required to implement its restructuring plan, obtain confirmation of its contemplated plan of reorganization, or implement the other requirements necessary to restructure its financial affairs. In the event that the Company is unable to effect such restructuring, it may be forced to take other actions, which may include ceasing operations or selling its assets for the benefit of its creditors. The circumstances described in this note result in substantial doubt as to the ability of the Company to continue as a going concern. Except for the reclassification of all of the Company’s outstanding debt obligations as current liabilities at September 30, 2003, the accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3. Stock Based Compensation

The Company accounts for its stock-based employee compensation plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and its related interpretations. The Company has adopted the disclosure only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (SFAS No.148). Had the Company elected to adopt the fair value recognition provisions of SFAS No. 123 and SFAS No.148, pro forma net loss and loss per share would be as follows (in thousands, except per share data):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2003

Net loss, as reported	$(19,823)	$(81,112)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(1,577)	(3,836)

Pro forma net loss	$(21,400)	$(84,948)

Basic and diluted loss per share:
As reported	$(0.52)	$(2.12)

Pro forma	$(0.58)	$(2.22)

4. Debt

In the third quarter of 2003, an owner participant in one of the Company’s leveraged lease financing transactions relating to a Boeing 747-400 aircraft exercised its rights following an event of default under the lease to fully draw a guaranteed investment contract in the amount of $22.6 million and a letter of credit in the amount of $18.1 million, both of which were pledged to secure the Company’s obligations under the lease and related documents. Simultaneously with the draw of the letter of credit, the owner participant transferred its owner participant interest in the owner trust that owns the aircraft to the issuing bank. The Company is obligated to reimburse the bank for the amount drawn under the letter of credit, less $2.7 million, which was held by the bank as cash collateral at the time of the draw. Upon the Company’s payment of $15.4 million to the issuing bank, the Company would then own the owner participant’s interest in the owner trust that owns the aircraft. In anticipation of this future ownership change, the lease relating to this aircraft has been capitalized and, as a result, at September 30, 2003, the Company recorded a $15.4 million liability to the bank, $122.9 million for the book value of the aircraft as part of fixed assets and $85.8 million of debt related to the aircraft.

During the third quarter of 2003, an additional owner participant in a separate leveraged lease transaction relating to another Boeing 747-400 aircraft exercised its right following an event of default to take possession of the proceeds under a separate guaranteed investment contract that was pledged by the Company to secure its obligations under the lease. These proceeds are currently held by the owner participant in a cash collateral account for the benefit of the Company, but the owner participant may be able to use such proceeds to cover any losses it might incur.

5. Loss Per Share and Number of Common Shares Outstanding

Basic loss per share represents the loss divided by the weighted average number of common shares outstanding during the measurement period. Diluted loss per share represents the loss divided by the weighted average number of common shares outstanding during the measurement period while also giving effect to all potentially dilutive common shares that were outstanding during the period. Potentially dilutive common shares consist of 4.5 million stock options, for the three and nine month periods ended September 30, 2003. The Company has a net loss for the three and nine month periods ended September 30, 2003; therefore, the impact of these potentially dilutive common shares would be antidilutive and is not included in the diluted loss per share calculation.

The calculations of basic and diluted loss per share are as follows: (in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September
	2003	2003

Numerator:
Net loss	$(19,823)	$(81,112)

Denominator — basic and diluted shares:
Weighted average common shares outstanding	38,376	38,332

Basic and diluted loss per share:
Net loss	(0.52)	(2.12)

6. Special Charges

In connection with the Company’s restructuring, we recorded $6,478 thousand and $ 25,269 thousand in special charges for the three and nine months ended September 30, 2003, respectively.

This amount consisted of the following (in thousands):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2003

Severance and employee retention	$428	$5,787
Professional fees	6,095	19,009
Aircraft lease restructuring charges	—	1,427

Total special charges	$6,523	$26,223